THIS  NOTE HAS NOT BEEN REGISTERED UNDER  THE
          SECURITIES ACT OF 1933 OR THE SECURITIES LAWS
          OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE
          DISPOSED  OF EXCEPT PURSUANT TO AN  EFFECTIVE
          REGISTRATION  STATEMENT UNDER  SUCH  ACT  AND
          APPLICABLE  STATE  SECURITIES  LAWS   OR   AN
          APPLICABLE   EXEMPTION  TO  THE  REGISTRATION
          REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

                      IP Global Voice, Inc.

               SECURED CONVERTIBLE PROMISSORY NOTE


$500,000                                          August 26, 2003

      FOR VALUE RECEIVED, the undersigned, IP Global Voice, Inc., a Delaware corporation ("IP Global Voice" or the "Borrower"), promises to pay to the order of IPVoice Communications, Inc., a Nevada corporation (the "Lender"), the principal amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000) ("Principal"), with interest, upon the terms and conditions set forth in this Unsecured Convertible Promissory Note ("Note").

     1. Interest. Interest shall accrue on an annual basis at a rate of eight percent (8%) and shall be due and payable on the Due Date (as defined below).

     2. Payment. Payments of both Principal and interest under this Note shall be made at the Lender's then-current address, or at such other place as the Lender shall designate in writing, in lawful money of the United States of America.

     3. Maturity and Prepayment. Principal outstanding on this Note shall be due and payable in full on June 30, 2005 (the "Due Date"). The Borrower may not prepay this Note without the Lender's prior written consent. Borrower shall provide Lender with at least 30 days written prior to making any prepayments.

     4. Holidays, etc. In case any payment of Principal or interest on this Note becomes due on a day which is not a Business Day, then such payment shall not be due until the next succeeding day which is a Business Day. A "Business Day" shall be any day which is not a holiday or a day on which banks are authorized to close in the State of Illinois.

     5. Security. As security for the prompt and complete payment and performance when due of all of its obligations under this Note, Borrower hereby conveys, assigns, transfers, grants and pledges to Lender a continuing security interest in all of the right, title and interest of Borrower in, to and under all of Borrower's assets (the "Collateral"). Such security interest shall be maintained only until repayment or conversion of this Note.

     6.    Default.   The  following shall constitute  a  default
under this Note (a "Default").

     (a) Failure to Make Timely Payments. Borrower shall fail to pay when due any interest or principal under this Note.

     (b) Insolvency; Bankruptcy. Borrower admits in writing its inability to pay its debts as they become due or makes a general assignment for the benefit of creditors; a receiver, liquidator, trustee or custodian is appointed for any assets of Borrower; Borrower becomes insolvent; a petition for bankruptcy, reorganization, or similar arrangement is filed regarding Borrower; or liquidation or dissolution proceedings concerning Borrower are instituted.

     Upon the occurrence of a Default, all payments of principal and interest shall become immediately due and owing to Lender without presentment, protest or notice or any further action of any kind, all of which are hereby expressly waived by Borrower. All rights and remedies of Lender are cumulative and may be exercised successively or concurrently with other rights Lender may have at law or in equity. Borrower agrees that it shall provide Lender with written notice promptly following the occurrence of a Default under clause (c) above.

     7. Conversion Feature. In the event Borrower closes an equity financing involving the issuance of equity securities for an aggregate purchase price of at least $1,000,000, including all such securities issued or issuable upon conversion of this Note, on or before June 31, 2005 (the "Next Financing"), then the outstanding principal and interest of this Note will be converted into shares of the class of equity securities of IPGV issued in the Next Financing with terms and conditions and a price per share that is based upon the valuation and other terms and conditions established in the Next Financing.

          (a) As promptly as practicable after such conversion, the Borrower shall issue and shall deliver to Lender at its address last given to the Borrower, or on Lender's written order, a certificate or certificates for the number of full shares of capital stock issuable upon the conversion of this Note (or portion thereof) in accordance with the provisions of this Section 7 and cash as provided in subsection (c) hereof. Such conversion shall be deemed to have been effected at the close of business on the date of the closing or the Financing and at such time the rights of Lender as Lender shall and the person or persons in whose name or names any certificate or certificates for the Common Stock shall be issuable shall be deemed to have become the holder or holders of record of the capital stock.

          (b)   No  fractional  shares of the Borrower  or  scrip
     representing fractional shares shall be issued upon conversion of the Note. Instead of any fractional shares which would otherwise be issuable upon conversion of the Note or specified portions thereof, the Borrower shall pay to Lender a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the applicable conversion price per share as of the date of conversion.

     8. Waiver and Release. The Borrower hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and agrees that its liability shall be unconditional, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Lender. The Borrower hereby consents to any and all extensions of time (excluding an extension of the prepayment penalty time period), renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and to the release of any collateral or any part thereof, with or without substitution.

     9. Waiver by Lender. Lender shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder or otherwise available to it at law or in equity, unless such waiver is in writing and signed by Lender, and then only to the extent specifically set forth in writing. A waiver with respect to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy with respect to a subsequent event.

     10. Severability. If any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     11. Notices. All notices, requests, demands and other communications shall be in writing and shall be deemed to have been given when delivered by hand, mail, telegram, telex, facsimile transmission or by other means to the following addresses:

   to Lender:     IP Voice Communications, Inc.
               __________________________
               __________________________

   with a copy to:

               Gardner, Carton & Douglas LLC
               191 N. Wacker, Suite 3700
               Chicago, IL 60606
               Attention: David Matteson
               Phone: 312-569-1145
               Fax: 312-569-3145

   to the Borrower:    IP Global Voice, Inc.
                  505 Montgomerty Street, 11th Floor
                  San Francisco, CA  94111

               Phone: 415-874-3291
               Fax: _____________
               Attn: Peter Geddis

     12. Miscellaneous. This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                              IP Global Voice, Inc.


                              By_________________________________
                              __
                              Its:  Peter Geddis, President